EXHIBIT 10.2

                   WARRANT PURCHASE AND REPAYMENT AGREEMENT

      THIS WARRANT PURCHASE AND REPAYMENT AGREEMENT ("Agreement"), made and entered into as of this 29th day of June, 1998, by and between SUNGROUP, INC., a Tennessee corporation (the "Company"), and CONSECO, INC., an Indiana corporation and CIHC, INCORPORATED a Delaware corporation (collectively "Conseco").

                             W I T N E S S E T H:

      WHEREAS, Conseco is currently the legal and equitable holder of (1) Warrant A-1 originally issued by the Company on February 15, 1993, to Bankers National Life Insurance Company ("Bankers National") initially for the purchase of up to 592,875 shares of the Company's common stock at total exercise price of $ 0.11 ("Warrant A-1"), and (2) Warrant A-2 originally issued by the Company on February 15, 1993, to Western National Life Insurance Company ("Western National") initially for the purchase of up to 2,892,000 shares of the Company's common stock at a total exercise price of $ 0.11 ("Warrant A-2", together with Warrant A-1, collectively referred to herein as the "Warrants");

      WHEREAS, the Company is indebted to Conseco pursuant to that certain Promissory Note dated February 15, 1993, originally payable to Bankers National in the original principal amount of $880,000 (the "Bankers National Note"), and pursuant to that certain Promissory Note dated February 15, 1993, originally payable to Western National in the original principal amount of $4,000,000 (the "Western National Note", and together with the Bankers National Note, the "Promissory Notes"), which Promissory Notes were subsequently endorsed to the order of Conseco by Bankers National and Western National (the indebtedness evidenced by the Promissory Notes, including all principal, interest and fees with respect thereto is referred to herein as the "Conseco Indebtedness");

      WHEREAS, in conjunction with the aforementioned assignment of the Promissory Notes to Conseco, Bankers National transferred Warrant A-1, and Western National transferred Warrant A-2 to Conseco;

      WHEREAS, pursuant to certain adjustments required by each of the Warrants, the number of shares of the Company's common stock exercisable under the Warrants has been adjusted to a total of 7,290,136.20 shares of the Company's total common stock of 14,498,838.20 shares on a fully diluted basis;

      WHEREAS, the Company has entered into an Asset Purchase Agreement dated as of February 6, 1998, between the Company (and the Company's subsidiaries) and SunBurst Media, L.P.(the "Asset Purchase Agreement"), whereby the Company has agreed to sell and SunBurst Media, L.P. has agreed to purchase substantially all the assets of the Company (the "Sale Transaction") subject to the terms and conditions set forth therein; and

      WHEREAS, upon the consummation of the Sale Transaction, the parties hereto desire that the Warrants be purchased by the Company and that the Conseco Indebtedness be paid in accordance with and subject to the terms and conditions set forth herein;

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      NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. RECITALS. The recitals set forth above (including the capitalized terms defined therein) are hereby incorporated into this Agreement by this reference and the parties hereto acknowledge and agree to accuracy thereof.

       2. GENERAL CONDITION. The parties hereto agree that the purchase of the Warrants by the Company in accordance with terms set forth in this Agreement is expressly conditioned upon the consummation and closing of the Sale Transaction (the "Sale Transaction Closing") on substantially the same terms and conditions as are set forth in the Asset Purchase Agreement.

       3. TERM OF AGREEMENT. In the event (i) the Asset Purchase Agreement is terminated as provided in the Asset Purchase Agreement or (ii) the Sale Transaction is not fully consummated by October 30, 1998, either party shall have the right to terminate this Agreement upon written notice to the other party, and upon delivery of such notice, this Agreement shall be deemed terminated and of no further effect and neither the Company nor Conseco shall have any further obligations or rights under this Agreement, provided, however,
(i) notwithstanding such termination the interest accrued under Section 4(D) through the termination date (the "Section 4(D) Interest") shall be payable on the termination date unless paid prior to that time, and (ii) any payments made in respect of the Settlement Amount (as defined below) shall be applied and retained by Conseco as provided herein.

       4.   PURCHASE OF WARRANTS AND REPAYMENT OF NOTES.

            A. PURCHASE. Conseco agrees to sell to the Company and the Company agrees to purchase from Conseco the Warrants subject to the terms and conditions hereof and in reliance upon the representations, warranties and covenants of each of the parties contained herein. Upon payment in full of the Warrant Purchase Price, Conseco will deliver the original Warrants free and clear of all liens, encumbrances, restrictions and claims, together with any assignments executed by Conseco necessary to effectuate the transfer of the Warrants to the Company. At such time, the Warrants will be cancelled and will be of nor further force or effect. The Warrant Purchase Price is equal to $10,300,000 less the amount of the Conseco Indebtedness at the time the Warrant Purchase Price is paid.

            B. PURCHASE PRICE AND REPAYMENT AMOUNT. Subject to payment of interest as set forth in Section 4(D) below, the Warrant Purchase Price and the payment Conseco will accept for the cancellation of the Promissory Notes shall equal the total sum of Ten Million Three Hundred Thousand and No/100 Dollars ($10,300,000) (the "Settlement Account"). TO AVOID ANY CONFUSION AND TO REMOVE ANY DOUBT, UPON DELIVERY TO CONSECO OF GOOD FUNDS IN THE TOTAL AMOUNT OF $10,300,000 AND PAYMENT OF THE SECTION 4(D) INTEREST CONSECO SHALL (i) DELIVER THE ORIGINAL WARRANTS TO THE COMPANY AS PROVIDED ABOVE, (ii) DELIVER THE ORIGINAL PROMISSORY NOTES TO THE COMPANY MARKED "PAID IN FULL" AND (iii) RELEASE ALL COLLATERAL, LIENS, PLEDGES AND ANY OTHER SECURITY FOR THE PROMISSORY NOTES (INCLUDING WITHOUT LIMITATION THE RELEASE OF ANY STOCK PLEDGED TO SECURE THE PROMISSORY NOTES THE FILING OF ANY NECESSARY UCC-3 TERMINATION STATEMENTS OR SIMILAR INSTRUMENTS).

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            C. PAYMENT DATE. The Settlement Amount shall be payable at the
Sale Transaction Closing. Provided, however, in the event the Sale Transaction is closed as two separate transactions, (i.e. the sale of the Schreveport and Albuquerque radio stations [the "First Closing"], and then the later sale of the Texas radio stations [the "Second Closing"]) then at the First Closing, the Company shall pay to Conseco an amount equal to the gross receipts of the Company from the First Closing less sale expenses and the amount of debt paid by the Company which constituted a lien on assets sold at such closing (the "First Installment"). The First Installment shall be applied first to the Section 4(D) Interest accrued on the Settlement Amount, then to the Warrant Purchase Price and then to the Conseco Indebtedness. At the Second Closing the unpaid balance of the Settlement Amount plus any accrued and unpaid Section 4(D) Interest shall be paid to Conseco.

            D. INTEREST. In the event the Settlement Amount is not paid to Conseco on or before July 23, 1998, then from such date until the date of the payment in full of the Settlement Amount to Conseco, the unpaid balance of the Settlement Amount shall accrue interest at the fixed rate of eighteen percent (18%) per annum, which interest shall be payable at the time of payment in full of the Settlement Amount or termination of this Agreement to the extent not paid at the First Closing as provided in paragraph C above.

       5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONSECO. Conseco hereby acknowledges, represents, warrants and covenants to the Company as of the date hereof through the dates of the Sale Transaction Closing and the payment of the Settlement Amount:

            A. WARRANTS. Conseco is the registered holder of, and has good right, title and interest in and to, the Warrants to be transferred to the Company pursuant to this Agreement. Since the date of original issuance, none of the Warrants have been exercised or transferred (in whole or in part) except for the transfer of Warrant A-1 from Bankers National to Conseco and the transfer of Warrant A-2 from Western National to Conseco. There is no lien, claim, encumbrance or restriction against or affecting the Warrants or against or affecting Conseco which might adversely affect the Warrants or transactions contemplated by this Agreement. As of the date hereof the Warrants are collectively exercisable for 7,290,136.20 shares of the Company's common stock for a collective exercise price of $ 0.22.

            B. INTEREST IN THE COMPANY. Except for the Warrants, Conseco has no other equity or potential equity interest in the Company, including without limitation, any capital stock options, warrants, convertible securities, rights of refusal or any other rights with respect to the equity capital of the Company.

            C. STANDSTILL. During the term of this Agreement, so long as the Company is not in breach hereof, Conseco agrees and covenants not to (i) exercise the Warrants in whole or in part, or (ii) sell or transfer the Warrants, the Promissory Notes, or any part thereof, whether by way of sale, pledge, gift, assignment, hypothecation, operation of law or otherwise.

            D. RELEASE. Upon the payment in full of the Settlement Amount and the Section 4(D) Interest thereon, Conseco shall release the Company, its directors, officers, shareholders, agents and representatives, from any and all claims, demands, distributions, obligations or indebtedness, known or unknown, to which Conseco (including its directors, officers, shareholders, agents and representatives) may be entitled as it may relate to the Conseco Indebtedness, the Warrants or relationship between Conseco and the Company on or

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prior to the date of payment of the Settlement Amount provided no claim of preference or improper payment is made by the Company or any other party.

            E. CONFIDENTIALITY. Conseco shall not at any time, directly or indirectly, without the prior written consent of the Company, divulge, or permit any of its affiliates to divulge, to any person any nonpublic or proprietary information concerning the business or financial or other affairs of the Company, or the transactions contemplated by this Agreement, that could be used to the detriment of Company, except to the extent required by law or in order to preserve or enforce Conseco's rights under this Agreement.

            F. EXECUTION, DELIVERY, BINDING EFFECT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Conseco, and no other corporate proceedings on the part of Conseco are necessary to authorize, execute and deliver this Agreement or to carry out the transactions contemplated hereby. This Agreement is a valid and binding obligation of Conseco enforceable against it in accordance with its terms.

            G. PROMISSORY NOTES. Conseco is the lawful owner and holder of, and has good right, title and interest in and to, the Promissory Notes. The Promissory Notes are past due, but Conseco agrees that during the term of this Agreement, Conseco will forebear from bringing any action to collect the Promissory Notes so long as the Company is not in breach of this Agreement, or is not the subject of any insolvency proceedings.

            This agreement to forebear shall not constitute a waiver or impair any rights or remedies Conseco may have with respect to collection of the Promissory Notes after termination of this Agreement.

       6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby acknowledges, represents, warrants and covenants to Conseco as follows:

            A. EXECUTION, DELIVERY, BINDING EFFECT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize, execute and deliver this Agreement or to carry out the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Company enforceable against it in accordance with its terms.

            B. CONFIDENTIALITY. The Company shall not at any time, directly or indirectly, without the prior written consent of Conseco, divulge, or permit any of its affiliates to divulge, to any person any nonpublic or proprietary information concerning the transactions contemplated by this Agreement, that could be used to the detriment of Conseco, except to the extent required by law or in order to preserve or enforce the Company's rights under this Agreement.

      7. SETTLEMENT AGREEMENT COVENANTS. Until the Settlement Amount and
Section 4(D) Interest is paid in full as provided herein, the covenants set forth in paragraph 9 of the Settlement Agreement dated as of February 15, 1993 by and among Bankers National Life Insurance Company, Western National Life Insurance Company, Conseco, Inc., SunGroup, Inc. John W. Biddinger, James M. Elliott, Frank A. Woods and Robert N. Davies (the "Settlement Agreement") shall continue in effect and shall continue to apply.

       8. NOTICES. Any notice or communication given pursuant hereto shall be in writing and deemed given when delivered personally or when received in mail by certified mail, postage prepaid, as follows:

            If to the Company, as follows:

            SunGroup, Inc.
            2201 Cantu Court, Suite 102A
            Sarasota, Florida  34232-6254
            Attention:  John W. Biddinger
            Facsimile # 850/482-3049

            If to Conseco, as follows:

            Conseco, Inc.
            11825 North Pennsylvania Street
            Carmel, Indiana  46032
            Attention: John J. Sabl
            Facsimile # 317/817-6327

            CIHC, Inc.
            11825 North Pennsylvania Street
            Carmel, Indiana  46032
            Attention: John J. Sabl
            Facsimile # 317/817-6327

or to such other address or addresses as hereinafter shall be furnished by any of the parties hereto to any of the other parties hereto.

       9. FURTHER ASSURANCES. At any time and from time to time after the date hereof, the parties hereto shall execute and deliver, or cause to be executed and delivered, to the other such other instruments, certificates or documents, and take such other action as each party may reasonably request to carry out the intent and purpose of this Agreement and transactions contemplated hereby.

      10. SURVIVAL. The representations and warranties of each party contained hereby shall survive the termination of this Agreement and the purchase of the Warrants.

      11. ASSIGNMENT. Neither party shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of each party and their respective successors and permitted assigns.

      12. ADDITIONAL TERMS AND CONDITIONS. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings of the parties relating thereto and shall not be modified or amended in any fashion except by instrument in writing signed by the party charged with such modification or amendment. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the

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parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. This Agreement shall be construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state. Conseco shall be entitled to recover attorney fees and other costs incurred in enforcing its rights hereunder.

      IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day and date first above written.



                                   COMPANY:

                                   SUNGROUP, INC.



                                   By: /s/ JOHN S. BIDDINGER
                                   Title: President



                                   CONSECO, INC.



                                   By:  /s/ NGAIRE CUNEO
                                   Title: Executive Vice President



                                   CIHC, INCORPORATED



                                   By: /s/ NGAIRE CUNEO
                                   Title: Executive Vice President